Final Term Sheet

Filed Pursuant to Rule 433

Registration Statement

No. 333-234175

March 19, 2020

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	3.900% Senior Notes due 2025 (the “2025 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$1,000,000,000

Trade Date:	March 19, 2020

Settlement Date:

It is expected that delivery of the 2025 Notes will be made against payment therefor on or about March 24, 2020, which will be the third business day following the date of pricing of the 2025 Notes (such settlement cycle being referred to herein as ‘‘T+3’’). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2025 Notes on the date of pricing will be required, by virtue of the fact that the 2025 Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2025 Notes who wish to trade those 2025 Notes on the date of pricing should consult their own advisor.

Maturity Date:	April 1, 2025

Price to Public:	99.895% of the principal amount

Benchmark Treasury:	1.125% due February 28, 2025

Benchmark Treasury Price / Yield:	102-061⁄4 / 0.673%

Spread to Benchmark Treasury:	+325 basis points

Yield to Maturity:	3.923%

Coupon (Interest Rate):	3.900%

Record Dates:	March 15 and September 15 of each year, commencing on September 15, 2020

Interest Payment Dates:	April 1 and October 1, starting October 1, 2020

Minimum Denominations:	The 2025 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2025 Notes will be redeemable at the Company’s option at any time prior to March 1, 2025 (one month prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2025 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed that would be due from the redemption date to March 1, 2025 (one month prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2025 Notes will be redeemable at the Company’s option at any time on or after March 1, 2025 (one month prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2025 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BX3

ISIN:	US911312BX35

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Co-Managers:

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

Standard Chartered Bank

TD Securities (USA) LLC

UBS Securities LLC

Concurrent Offering:	Concurrent with the offering of the 2025 Notes, the Company is offering its 4.450% Senior Notes due 2030, its 5.200% Senior Notes due 2040 and its 5.300% Senior Notes due 2050.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2025 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc. toll free at (800) 294-1322; Citigroup Global Markets Inc. toll-free at (800) 831-9146; J.P. Morgan Securities LLC collect at (212) 834-4533; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on March 19, 2020 relating to its prospectus dated October 11, 2019 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-234175

March 19, 2020

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	4.450% Senior Notes due 2030 (the “2030 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$750,000,000

Trade Date:	March 19, 2020

Settlement Date:

It is expected that delivery of the 2030 Notes will be made against payment therefor on or about March 24, 2020, which will be the third business day following the date of pricing of the 2030 Notes (such settlement cycle being referred to herein as ‘‘T+3’’). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2030 Notes on the date of pricing will be required, by virtue of the fact that the 2030 Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2030 Notes who wish to trade those 2030 Notes on the date of pricing should consult their own advisor.

Maturity Date:	April 1, 2030

Price to Public:	99.623% of the principal amount

Benchmark Treasury:	1.500% due February 15, 2030

Benchmark Treasury Price / Yield:	103-09+ / 1.147%

Spread to Benchmark Treasury:	+335 basis points

Yield to Maturity:	4.497%

Coupon (Interest Rate):	4.450%

Record Dates:	March 15 and September 15 of each year, commencing on September 15, 2020

Interest Payment Dates:	April 1 and October 1, starting October 1, 2020

Minimum Denominations:	The 2030 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2030 Notes will be redeemable at the Company’s option at any time prior to January 1, 2030 (three months prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2030 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2030 Notes to be redeemed that would be due from the redemption date to January 1, 2030 (three months prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2030 Notes will be redeemable at the Company’s option at any time on or after January 1, 2030 (three months prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2030 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BY1

ISIN:	US911312BY18

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Co-Managers:

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

Standard Chartered Bank

TD Securities (USA) LLC

UBS Securities LLC

Concurrent Offering:	Concurrent with the offering of the 2030 Notes, the Company is offering its 3.900% Senior Notes due 2025, its 5.200% Senior Notes due 2040 and its 5.300% Senior Notes due 2050.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2030 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc. toll free at (800) 294-1322; Citigroup Global Markets Inc. toll-free at (800) 831-9146; J.P. Morgan Securities LLC collect at (212) 834-4533; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on March 19, 2020 relating to its prospectus dated October 11, 2019 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-234175

March 19, 2020

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.200% Senior Notes due 2040 (the “2040 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$500,000,000

Trade Date:	March 19, 2020

Settlement Date:

It is expected that delivery of the 2040 Notes will be made against payment therefor on or about March 24, 2020, which will be the third business day following the date of pricing of the 2040 Notes (such settlement cycle being referred to herein as ‘‘T+3’’). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2040 Notes on the date of pricing will be required, by virtue of the fact that the 2040 Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2040 Notes who wish to trade those 2040 Notes on the date of pricing should consult their own advisor.

Maturity Date:	April 1, 2040

Price to Public:	99.519% of the principal amount

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Treasury Price / Yield:	111-00 / 1.889%

Spread to Benchmark Treasury:	+335 basis points

Yield to Maturity:	5.239%

Coupon (Interest Rate):	5.200%

Record Dates:	March 15 and September 15 of each year, commencing on September 15, 2020

Interest Payment Dates:	April 1 and October 1, starting October 1, 2020

Minimum Denominations:	The 2040 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2040 Notes will be redeemable at the Company’s option at any time prior to October 1, 2039 (six months prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2040 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2040 Notes to be redeemed that would be due from the redemption date to October 1, 2039 (six months prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2040 Notes will be redeemable at the Company’s option at any time on or after October 1, 2039 (six months prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2040 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BV7

ISIN:	US911312BV78

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Co-Managers:

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

Standard Chartered Bank

TD Securities (USA) LLC

UBS Securities LLC

Concurrent Offering:	Concurrent with the offering of the 2040 Notes, the Company is offering its 3.900% Senior Notes due 2025, its 4.450% Senior Notes due 2030 and its 5.300% Senior Notes due 2050.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2040 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc. toll free at (800) 294-1322; Citigroup Global Markets Inc. toll-free at (800) 831-9146; J.P. Morgan Securities LLC collect at (212) 834-4533; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on March 19, 2020 relating to its prospectus dated October 11, 2019 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Registration Statement

No. 333-234175

March 19, 2020

United Parcel Service, Inc.

FINAL TERM SHEET

Security Offered:	5.300% Senior Notes due 2050 (the “2050 Notes”)

Issuer:	United Parcel Service, Inc. (the “Company”)

Expected Ratings (Moody’s / S&P):*	A2/A

Principal Amount:	$1,250,000,000

Trade Date:	March 19, 2020

Settlement Date:

It is expected that delivery of the 2050 Notes will be made against payment therefor on or about March 24, 2020, which will be the third business day following the date of pricing of the 2050 Notes (such settlement cycle being referred to herein as ‘‘T+3’’). Under Rule 15c6-1 pursuant to the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2050 Notes on the date of pricing will be required, by virtue of the fact that the 2050 Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the 2050 Notes who wish to trade those 2050 Notes on the date of pricing should consult their own advisor.

Maturity Date:	April 1, 2050

Price to Public:	99.418% of the principal amount

Benchmark Treasury:	2.375% due November 15, 2049

Benchmark Treasury Price / Yield:	111-00 / 1.889%

Spread to Benchmark Treasury:	+345 basis points

Yield to Maturity:	5.339%

Coupon (Interest Rate):	5.300%

Record Dates:	March 15 and September 15 of each year, commencing on September 15, 2020

Interest Payment Dates:	April 1 and October 1, starting October 1, 2020

Minimum Denominations:	The 2050 Notes will be issued in denominations of $2,000 and in integral multiples of $1,000.

Optional Redemption:

The 2050 Notes will be redeemable at the Company’s option at any time prior to October 1, 2049 (six months prior to their maturity), as a whole or in part, at the greater of (i) 100% of the principal amount of such 2050 Notes and (ii) the sum of the present values of remaining scheduled payments of principal and interest on the 2050 Notes to be redeemed that would be due from the redemption date to October 1, 2049 (six months prior to their maturity), discounted to the redemption date on a semi-annual basis at the discount rate of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The 2050 Notes will be redeemable at the Company’s option at any time on or after October 1, 2049 (six months prior to their maturity), at a redemption price equal to 100% of the principal amount of such 2050 Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

CUSIP:	911312 BW5

ISIN:	US911312BW51

Form:	DTC, Book-Entry

Law:	New York

Joint Book-Running Managers:

BofA Securities, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Co-Managers:

SG Americas Securities, LLC

U.S. Bancorp Investments, Inc.

ANZ Securities, Inc.

BNY Mellon Capital Markets, LLC

CastleOak Securities, L.P.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

Siebert Williams Shank & Co., LLC

Standard Chartered Bank

TD Securities (USA) LLC

UBS Securities LLC

Concurrent Offering:	Concurrent with the offering of the 2050 Notes, the Company is offering its 3.900% Senior Notes due 2025, its 4.450% Senior Notes due 2030 and its 5.200% Senior Notes due 2040.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of 2050 Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations. Standard Chartered Bank will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. The Company files annual, quarterly, and current reports, proxy statements and other information with the SEC. Before you invest, you should read the preliminary prospectus supplement for this offering, the Company’s prospectus in that registration statement and any other documents the Company has filed with the SEC for more complete information about the Company and this offering. We urge you to read these documents and any other relevant documents when they become available because they contain and will contain important information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.

Alternatively, the Company, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc. toll free at (800) 294-1322; Citigroup Global Markets Inc. toll-free at (800) 831-9146; J.P. Morgan Securities LLC collect at (212) 834-4533; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

This pricing term sheet supplements the preliminary prospectus supplement issued by United Parcel Service, Inc. on March 19, 2020 relating to its prospectus dated October 11, 2019 (such prospectus, as supplemented by such preliminary prospectus supplement, the “Preliminary Prospectus”). The information in this pricing term sheet supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus.

No PRIIPs KID – No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.